UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    October 6, 2008

Neose Technologies, Inc.

(Exact Name of Issuer as Specified in Charter)

Delaware	0-27718	13-3549286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 Rock Road, Horsham, Pennsylvania		19044
(Address of Principal Executive Offices)		(Zip Code)

(215) 315-9000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act

☒                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry into a Material Definitive Agreement

On October 6, 2008, Neose Technologies, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Registration Rights Agreement dated March 8, 2007 (the “Original Agreement”) by and among the Company and the other signatories thereto (the “Investors”).  The Amendment reduced the potential maximum payment of liquidated damages by 50% to the Investors under certain circumstances after the closings of the previously announced Asset Purchase Agreement dated September 17, 2008 by and between the Company and Novo Nordisk A/S (the “Novo Asset Purchase Agreement”) and the Asset Purchase Agreement dated September 17, 2008 by and between the Company and BioGeneriX AG (the “BGX Asset Purchase Agreement” and collectively, the “Asset Sales”).  As required under the Original Agreement, the Amendment was entered into by the Company and Investors holding at least 67% of the currently outstanding registrable securities under the Original Agreement.

Certain of the Investors hold warrants to purchase shares of common stock of the Company.  In addition, one Investor is affiliated with a member of the Company’s board of directors

The above description does not purport to be a complete statement of the parties’ rights and obligations under the Amendment and is qualified in its entirety by reference to the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure

As a result of the Amendment and updated assumptions, the Company has modified the preliminary estimate of liquidating distributions to the Company’s stockholders assuming stockholder approval of the Asset Sales and the plan of complete liquidation and dissolution (the “Plan of Liquidation”) announced on September 18, 2008.  The Company’s modified estimate is that there will be between $17,000,000 and $27,000,000, or $0.31 to $0.50 per share of Neose common stock, available for distribution over time to the Company’s stockholders with the final distribution amount to be determined and the final distribution made after settlement and satisfaction of all of the Company’s liabilities.  However, if certain contingent liabilities are not able to be settled within the currently estimated range, the amount available for distribution could fall outside the estimated distribution range.

Forward-Looking Information Is Subject to Risk and Uncertainty

A number of the matters discussed in this Current Report on Form 8-K that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the Asset Sales will be consummated and the amount available for distribution to stockholders.  The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters.  Such risks and uncertainties include, among others:  approval of the Asset Sales and the Plan of Liquidation by the Company’s stockholders; the timing of the stockholders meeting; satisfaction of various other conditions to the closing of the Asset Sales; termination of the Novo Asset Purchase Agreement and the BGX Asset Purchase Agreement pursuant to their terms, the timing and amount of cash distributed to stockholders; and the risks that are described from time to time in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and subsequent Quarterly Reports on Form 10-Q.  This current report on Form 8-K speaks only as of its date, and the Company disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with stockholder approval of the Asset Sales and the Plan of Liquidation, the Company intends to file a proxy statement and other materials with the SEC.  Stockholders of the Company are advised to read the proxy statement and any other relevant documents filed with the SEC when they become available because those documents will contain important information about the Asset Sales and the Plan of Liquidation.  Stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC, at the SEC’s web site at http://www.sec.gov.  Free copies of the proxy statement, when it becomes available, and the Company’s other filings with the SEC, may also be obtained from the Company by directing a request to A. Brian Davis, Senior Vice President and Chief Financial Officer, Neose Technologies, Inc., 102 Rock Road, Horsham, Pennsylvania 19044 or at www.neose.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the Asset Sales and the Plan of Liquidation.  Information regarding the Company’s directors and executive officers is available in Amendment No. 1 to Neose’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on April 29, 2008.  Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: October 6, 2008	By:	/s/ A. Brian Davis
A. Brian Davis
Senior Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment to Registration Rights Agreement dated October 6, 2008